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                                  [LETTERHEAD]







                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated February 4, 1997, on the December 31, 1996 financial statements of STI Classic Variable Trust, included in the Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A of STI Classic Variable Trust (File No. 33-91476), and to all references to our Firm included in or made part of Post-Effective Amendment No. 3 to Registration Statement File No. 33-91476.




                                                   /s/ Arthur Andersen LLP



Philadelphia, Pa.
 April 30, 1997